UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2019

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class of securities:	Trading Symbol(s):	Name of exchange on which registered:
Common Stock, par value $0.0001	PHIO	The Nasdaq Capital Market

Explanatory Note

On October 25, 2019, Phio Pharmaceuticals Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report the voting results of the Company’s 2019 Annual Meeting of Stockholders held on October 24, 2019 (reconvened from the meeting initially called for October 10, 2019) (the “Annual Meeting”). The Original Report included voting results for all proposals included in the Company’s Definitive Proxy Statement, filed on Schedule 14A on August 30, 2019 (the “Proxy Statement”) except for Proposal No. 4, which was a proposal to authorize a reverse split of the Company’s common stock within a range approved by stockholders (the “Reverse Split Proposal”). On November 7, 2019, the Company reconvened the Annual Meeting (the “Reconvened Annual Meeting”) for the purposes of voting on Proposal No. 4. The sole purpose of this Current Report on Form 8-K/A is to report on the outcome of the Reverse Split Proposal.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Proposal Four: Amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s common stock, par value $0.0001 per share at a ratio of not less than 1-for-2 and not greater than 1-for-20, with the exact ratio and effective time of the reverse stock split to be determined by the Company’s board of directors.

Based on the total votes cast and the absence of a majority of outstanding shares voting, the Company’s Board of Directors elected to withdraw the Reverse Split Proposal for consideration from the Reconvened Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2019

PHIO PHARMACEUTICALS CORP.

By:	/s/ Gerrit Dispersyn
Gerrit Dispersyn President and Chief Executive Officer

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